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                                                                   Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of U.S. Bancorp for the registration of 378,945 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1999, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




/s/ Ernst & Young


Minneapolis, Minnesota
April 30, 1999